Exhibit 10 (vii)


LEASE AGREEMENT


        THIS LEASE is executed this 13th day of June , 1997, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and ACCESS CORPORATION, an Ohio corporation ("Tenant").

WITNESSETH:

ARTICLE 1 - LEASE OF PREMISES

	Section 1.01.  Basic Lease Provisions and Definitions.

A.	Building Address: 1971 International Way; Hebron, Kentucky 41068;
Building No. One (the "Building"); located in Southpark (the "Park");

B.	Rentable Area:  approximately 9,600 square feet;
Landlord shall use commercially reasonable standards, consistently applied, in determining the Rentable Area and the rentable area of the Building. The Rentable Area shall include the area within the Leased Premises plus a pro rata portion of the area covered by the common areas within the Building, as reasonably determined by Landlord from time to time. Landlord's determination of Rentable Area made in good faith shall conclusively be deemed correct for all purposes hereunder, including without limitation the calculation of Tenant's Building Expense Percentage and Tenant's Minimum Annual Rent.

C.	Tenant's Proportionate Share:  10%;

D.	Minimum Annual Rent:

	Year 1	$     0.00 (1 month only)
	Year 1	$53,768.00 (11 months only)
	Year 2	$58,656.00 per year
	Year 3	$58,656.00 per year
	Year 4	$58,656.00 per year
	Year 5	$58,656.00 per year
	Year 6	$ 4,888.00 (1 month only);

E.	Monthly Rental Installments:

	Months 1	$     0.00 (1 month only)
	Months 2-61	$ 4,888.00 per month;

F.	Term:  Five (5) years and one (1) month;

G.	Commencement Date:  July 1, 1997;

H.	Security Deposit:  $4,888.00;

I.	Base Amount: $1.00 included in Minimum Annual Rent

J. Broker(s): Duke Realty Services Limited Partnership representing Landlord and none representing Tenant;


K.	Permitted Use:  Warehousing, storage, repair and maintenance of computers and related purposes and manufacture of Tenant's proprietary cards and related operations;

L.	Address for notices:

	Landlord:	Duke Realty Limited Partnership
                        4555 Lake Forest Drive, Suite 400
                        Cincinnati, OH  45242

	Tenant:		Access Corporation
                        4350 Glendale Milford Road, Suite 250
                        Cincinnati, OH  45242-3700

	Address for rental and other payments:

				Duke Realty Limited Partnership
				P.O. Box 960664
				Cincinnati, OH  45296-0664

	Section 1.02. Leased Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord, subject to all of the terms and conditions set forth herein, that portion of the Building described in the Basic Lease Provisions and outlined on Exhibit A attached hereto (the "Leased Premises"). Landlord also grants to Tenant, together with and subject to the rights granted from time to time by Landlord to other tenants and occupants of Landlord's premises, the right to use the common parking area adjoining the Building.

ARTICLE 2 - TERM AND POSSESSION

	Section 2.01. Term. The term of this Lease ("Lease Term") shall be the period of time specified in the Basic Lease Provisions and shall commence on the Commencement Date described in the Basic Lease Provisions. Upon delivery of possession of the Leased Premises to Tenant, Tenant shall execute a letter of understanding acknowledging
        (i) the Commencement Date of this Lease, and (ii) that Tenant has accepted the Leased Premises for occupancy and that the condition of the Leased Premises (including any tenant finish improvements constructed thereon) and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects or, if not satisfactory, setting forth any punchlist items. Such letter of understanding shall become a part of this Lease. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises as described above, even though Tenant may not have executed the letter of understanding.


	Section 2.02. Construction of Tenant Improvements. Tenant has personally inspected the Leased Premises and accepts the same
        "as is" without representation or warranty by Landlord of any kind except as specifically provided herein and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good and workmanlike manner the improvements designated as Landlord's obligations in the attached Exhibit B, so that the Leased Premises will be available for Tenant's occupancy by the Commencement Date, unless prevented by causes beyond Landlord's reasonable control. Such improvements shall be in accordance with and at the expense of the party indicated on Exhibit B. Landlord shall provide Tenant with a one
        (1) year warranty on the work performed by Landlord on Exhibit B but excluding ordinary wear and tear and repairs made necessary by the acts of Tenant.

	Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Leased Premises without terminating this Lease, Tenant shall immediately surrender the Leased Premises to Landlord, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair. Tenant shall also remove its personal property, trade fixtures and any of Tenant's alterations designated by Landlord; promptly repair any damage caused by such removal; and restore the Leased Premises to the condition existing prior to the installation of the items so removed. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant's expense, and Landlord may cause all of said property to be removed at Tenant's expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. All property of Tenant which is not removed within ten (10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property without thereby incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

	Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at one hundred twenty-five percent (125%) of the Monthly Rental Installment in effect at the end of the Lease Term (plus Additional Rent as provided in Article 3 hereof), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days prior written notice from Landlord to vacate.

ARTICLE 3 - RENT

	Section 3.01. Base Rent. Tenant shall pay to Landlord as Minimum Annual Rent for the Leased Premises the sum specified in the Basic Lease Provisions, payable in equal consecutive Monthly Rental Installments, in advance, without deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated based on the number of days during the month this Lease was in effect in relation to the total number of days in such month.

	Section 3.02. Additional Rent. In addition to the Minimum Annual Rent specified in this Lease, Tenant agrees to pay to Landlord for each calendar year during the Lease Term, as "Additional Rent," Tenant's Proportionate Share (as described in the Basic Lease Provisions) of all costs, charges and expenses paid or incurred by Landlord during the Lease Term for Real Estate Taxes and Operating Expenses for the Building and appurtenant common areas (collectively "Common Area Charges") in excess of the Base Amount.


	"Operating Expenses" shall mean all of Landlord's expenses for operation, repair, replacement and maintenance as necessary to keep the Building and appurtenant common areas in good order, condition and repair (including all additional direct costs and expenses of operation and maintenance of the Building which Landlord reasonably determines it would have paid or incurred during such year if the Building had been fully occupied), including, but not limited to, management fees; utilities; stormwater discharge fees; license, permit, inspection and other fees; environmental and pollution testing and consultation fees related thereto; fees and assessments imposed by any covenants or owners' association; tools and supplies; security services; insurance premiums; and maintenance and repair of the driveways and parking areas (including snow removal), exterior lighting facilities, landscaped areas, walkways, curbs, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof and gutters.
         Operating Expenses shall not include costs of capital improvements unless such capital improvements are required by any governmental authority, law or regulation, in which event such capital expenditure shall be amortized pursuant to generally accepted accounting principles, and only the amortized portion thereof shall be included in Operating Expenses each year.

	"Real Estate Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Leased Premises (or against Landlord's business of leasing the Building) by any authority having the direct or indirect power to tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes. If the property is not separately assessed, then Tenant's liability shall be an equitable proportion of the real estate taxes for all of the land and improvements included within the tax parcel assessed. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

	Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Leased Premises or elsewhere. Tenant shall cause such trade fixtures, furniture, equipment and all other personal property to be assessed and billed separately from the Leased Premises.

	Notwithstanding anything in this Lease to the contrary:

	a)	Uncontrollable Expenses.  Tenant will be responsible for
        Tenant's Proportionate Share of real estate taxes, including the reasonable costs and expenses of contesting the validity or amount of real estate taxes; services payments in lieu of real estate taxes, insurance premiums; utilities, snow removal and management or administrative fees applicable to such expenses ("Uncontrollable Expenses"), without regard to the level of increase in any or all of the above in any year or other period of time.

	b)	Controllable Expenses.  Tenant's obligation to pay all other
         Operating Expenses which are not Uncontrollable Expenses (herein "Controllable Expenses") shall be limited to a five cent ($0.05) per annum increase over the amount the Controllable Expenses for the immediately preceding calendar year would have been had the Controllable Expenses increased at the rate of five cents ($0.05) in all previous calendar years beginning with the actual Controllable Expenses for the year ending December 31, 1997.

	Section 3.03. Payment of Additional Rent. Landlord shall be entitled to estimate the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, whereupon commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Rent or refund the amount to Tenant if the Term of the Lease has expired; provided, however, Tenant shall not be entitled to a credit if actual Common Area Charges are less than the Base Amount. To the extent that the Lease Term includes any partial calendar years, the Additional Rent included in this section shall be prorated based upon the number of days in such calendar year included within the Lease Term divided by 360.

	Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated costs and expenses, including administrative costs and attorneys' fees, if Tenant fails to timely pay any payment required hereunder. Therefore, as compensation for such additional expenses, and in addition to the other remedies available to Landlord hereunder, if any payment of Minimum Rent or any other sum or charge required to be paid by Tenant to Landlord hereunder shall become overdue for a period of five (5) days, a late charge of seven percent (7%) of the payment so due shall be paid by Tenant as additional rent. In addition, if Tenant fails to pay within thirty (30) days after the same is due and payable any sum or charge required to be paid by Tenant to Landlord, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of fifteen percent (15%) per annum.

	Section 3.05. Tenant Verification. Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the one hundred twenty (120) day period following the delivery of Landlord's statement of the actual amount of the Operating Expenses, such of Landlord's books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Tenant's failure to exercise its rights hereunder within said one hundred twenty (120) day period shall be deemed a waiver of its right to inspect or contest the method, accuracy or amount of the Annual Rental Adjustment.

ARTICLE 4 - SECURITY DEPOSIT

	Tenant, upon execution of this Lease, shall deposit with Landlord the Security Deposit as specified in the Basic Lease Provisions as security for the full and faithful performance by Tenant of all of the terms, conditions and covenants contained in this Lease on the part of Tenant to be performed, including but not limited to the payment of the rent. In the event of a default by Tenant of any term, condition or covenant herein contained, Landlord may apply all or any part of such security deposit to curing all or any part of such default; and Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the security deposit. All sums held by Landlord pursuant to this section shall be without interest. At the end of the Lease Term, provided that there is then no uncured default, Landlord shall return the security deposit to Tenant.

ARTICLE 5 - USE

	Section 5.01. Use of Leased Premises. The Leased Premises are to be used by Tenant solely as provided in the Basic Lease Provisions, and for no other purposes without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

	Section 5.02. Covenants of Tenant Regarding Use. In connection with its use of the Leased Premises, Tenant agrees to do the following:

	(a) Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions of the Landlord, including any Rules and Regulations that may be adopted by Landlord from time to time.

	(b) Tenant shall not (i) use the Leased Premises for any unlawful purpose or act, (ii) commit or permit any waste or damage to the Leased Premises, (iii) store any inventory, equipment or any other materials outside the Leased Premises, or (iv) do or permit anything to be done in or about the Leased Premises or appurtenant common areas which constitutes a nuisance or which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of its lease or of any Rules and Regulations, but shall take reasonable steps to enforce such Rules and Regulations against all tenants.

	(c) Tenant shall not overload the floors of the Leased Premises as to cause damage to the floor. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand.

	(d) Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as Additional Rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Leased Premises and attributable to the use being made of the Leased Premises by Tenant.

	(e) Tenant may, at its own expense, erect a sign concerning its business which shall be in keeping with the decor and other signs on the Building, provided that such sign is first approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. Landlord's approval, if given, may be conditioned upon such criteria as Landlord deems appropriate to maintain the area in a neat and attractive manner. Tenant agrees to maintain any sign in good state of repair, and upon expiration of the Lease Term, Tenant shall promptly remove the sign and repair any resulting damage to the Leased Premises or Building.

	Section 5.03. Landlord's Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the appurtenant common areas by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

	(a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall deem necessary or proper.

	(b) Landlord shall have the right at any time to change or otherwise alter the appurtenant common areas, provided the available common parking is not materially impaired. Landlord may control the appurtenant common areas in such manner as it deems necessary or proper, provided that access to entrances and loading docks are not materially impaired.

	(c) Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time, and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by Landlord shall be at Tenant's expense, except as provided in Section 7.02 hereof. If Tenant is not present to open and permit such entry into the Leased Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Leased Premises by means of a master or pass key or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

ARTICLE 6 - UTILITIES AND SERVICES

	Tenant shall obtain in its own name and shall pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises, including but not limited to: natural gas, heat, light, electrical power, telephone, janitorial service, refuse disposal and other utilities and services. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Leased Premises; and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

ARTICLE 7 - MAINTENANCE AND REPAIRS

	Section 7.01. Tenant's Responsibility. During the term of this Lease, Tenant shall, at its own cost and expense, maintain in good condition and repair the interior of the Leased Premises, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, sprinkler and plumbing systems. Tenant, at its expense, shall obtain a preventative maintenance contract on the heating, ventilating and air-conditioning systems which shall be subject to Landlord's reasonable approval. Tenant shall provide Landlord with a copy of the preventative maintenance contract no later than ninety
        (90) days after the Commencement Date. The preventative maintenance contract shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis.

	Section 7.02. Landlord's Responsibility. During the term of this Lease, Landlord shall maintain in good condition and repair the roof, exterior walls, foundation and structural frame of the Building and the parking and landscaped areas, the costs of which, except capital expenditures, except as specifically allowed herein shall be included in Operating Expenses; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs at Tenant's expense.

	Section 7.03. Alterations. Tenant shall not permit structural or non-structural alterations or additions in or to the Leased Premises unless and until the plans have been approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations or improvements, except movable office furniture, the card room air conditioner and equipment and trade fixtures, shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant agrees to remove the card room structure and return it to warehouse space upon the expiration or early termination of this Lease. If Landlord consents to Tenant's performance of alterations or additions to the Leased Premises, Tenant shall ensure that all alterations and improvements which are made or necessitated thereby shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building. Landlord's approval of the plans, specifications and working drawings for Tenant's alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Tenant shall indemnify and save harmless Landlord from all costs, loss or expense in connection with any construction or installation. No person shall be entitled to any lien directly or indirectly derived through or under Tenant or through or by virtue of any act or omission of Tenant upon the Leased Premises for any improvements or fixtures made thereon or installed therein or for or on account of any labor or material furnished to the Leased Premises or for or on account of any matter or thing whatsoever; and nothing in this Lease contained shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for, or material claimed to have been furnished to, Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing by bonding or in any other lawful manner. Tenant shall indemnify and save harmless Landlord from all costs, losses, expenses, and attorneys' fees in connection with any such lien.


ARTICLE 8 - CASUALTY

	Section 8.01. Casualty. In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair the Leased Premises at Landlord's expense; provided, however, that Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord, if any. Any insurance proceeds not used by Landlord in restoring or repairing the Leased Premises shall be the sole property of Landlord. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage thereto. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the date on which the insurance claim is adjusted; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause
        (ii) casualty, then Landlord may, upon thirty (30) days written notice to the other party, terminate and cancel this Lease; and all further obligations hereunder shall thereupon cease and terminate.


	Section 8.02. Fire and Extended Coverage Insurance. During the term of this Lease, Landlord shall maintain fire and extended coverage insurance on the Building in amounts customarily maintained by landlords of similar buildings, but shall not protect Tenant's property on the Leased Premises; and, notwithstanding the provisions of Section 9.01, Landlord shall not be liable for any damage to Tenant's property, regardless of cause, including the negligence of Landlord and its employees, agents, and invitees. Tenant hereby expressly waives any right of recovery against Landlord (or any other tenant of the Building) for damage to any property of Tenant located in or about the Leased Premises, however caused, including the negligence of Landlord and its employees, agents, and invitees; and, notwithstanding the provisions of Section 9.01 below, Landlord hereby expressly waives any rights of recovery against Tenant for damage to the Leased Premises or the Building which is insured against under Landlord's fire and extended coverage insurance. All insurance policies maintained by Landlord or Tenant as provided in this section shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease and agreeing not to acquire any rights of recovery which the insured has expressly waived prior to loss.

ARTICLE 9 - LIABILITY INSURANCE

	Section 9.01. Tenant's Responsibility. Landlord shall not be liable to Tenant or to any other person for (i) damage to property or injury or death to persons due to the condition of the Leased Premises, the Building or the appurtenant common areas, or (ii) the occurrence of any accident in or about the Leased Premises or the appurtenant common areas, or (iii) any act or neglect of Tenant or any other tenant or occupant of the Building or of any other person, unless such damage, injury or death is directly and solely the result of Landlord's negligence; and Tenant hereby releases Landlord from any and all liability for the same. Tenant shall be liable for, and shall indemnify and defend Landlord and hold it harmless from, any and all liability for (i) any act or neglect of Tenant and any person coming on the Leased Premises or appurtenant common areas by the license of Tenant, express or implied, (ii) any damage to the Leased Premises, and (iii) any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises, regardless of cause, except for any loss or damage from fire or casualty insured as provided in
        Section 8.02 and except for that caused solely and directly by Landlord's negligence. Notwithstanding the foregoing, Tenant shall bear the risk of any loss or damage to its property as provided in
        Section 8.02.

	Section 9.02. Tenant's Insurance. Tenant, in order to insure against the liabilities specified in this Lease, shall at all times during the term of this Lease carry, at its own expense, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

A.	Worker's Compensation:  minimum statutory amount.

B.	Comprehensive General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $1,000,000 Combined Single Limit for both bodily injury and property damage.

C.	Fire and Extended Coverage, Vandalism and Malicious Mischief, and
        Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant's property.

The insurance policy or policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds, and shall provide that they may not be cancelled on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverage. Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

ARTICLE 10 - EMINENT DOMAIN

	If all or any substantial part of the Building or appurtenant common areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant within fifteen (15) days after possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain in such a manner that the Leased Premises shall become unusable by Tenant for the purpose for which it is then being used, Tenant may terminate this Lease by giving written notice to Landlord within fifteen (15) days after possession of the Leased Premises or part thereof is so taken. Tenant shall have no claim against Landlord on account of any such acquisition for the value of any unexpired lease term remaining after possession of the Leased Premises is taken. All damages awarded shall belong to and be the sole property of Landlord; provided, however, that Tenant shall be entitled to any award expressly made to Tenant by any governmental authority for the cost of or the removal of Tenant's stock, equipment and fixtures and other moving expenses.

               ARTICLE 11 - ASSIGNMENT AND SUBLEASE

	Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld. If Landlord consents to such assignment or subletting, Tenant shall remain primarily liable to perform all of the covenants and conditions contained in this Lease, including but not limited to payment of Minimum Rent and Additional Rent as provided herein. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. If Tenant shall make any assignment or sublease, with Landlord's consent, for a rental in excess of the rent payable under this Lease, Tenant shall be entitled to keep one-half of such excess, and Tenant shall pay to Landlord the other half of any such excess rental upon receipt.

	Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's discretion and opinion (i) the use of the Leased Premises is or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is deemed unacceptable; or (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder or is less than that of Tenant. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is to be less than the then current rent for similar premises in the Park. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises.

	Notwithstanding the foregoing, Tenant may assign the Lease or sublease all or any portion of the Leased Premises without Landlord's consent to any of the following (a "Permitted Transferee"), provided that the Permitted Transferee's financial condition, creditworthiness and business reputation following the transfer are equal to or exceed those of Tenant: (i) any successor corporation or other entity resulting from a merger or consolidation of Tenant; (ii) any purchaser of all or substantially all of Tenant's assets; or
        (iii) any entity which controls, is controlled by, or is under common control with Tenant. Tenant shall give Landlord thirty (30) days prior written notice of such assignment or sublease. Any Permitted Transferee shall assume in writing all of Tenant's obligations under this Lease. Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute an Event of Default hereunder.

ARTICLE 12 - TRANSFERS BY LANDLORD

	Section 12.01. Sale and Conveyance of the Building. Landlord shall have the right to sell and convey the Building at any time during the term of this Lease, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder after the date of such conveyance.

	Section 12.02. Subordination and Estoppel Certificate. Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage; and the recording of any such mortgage shall make it prior and superior to this Lease regardless of the date of execution or recording of either document, provided there is non-disturbance to Tenant, if Tenant is not in default hereunder. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost:

	(a) any instrument which Landlord may deem necessary or desirable to confirm the subordination of this Lease. If Tenant fails or refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant.

	(b) an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed), and (iv) any other matters or state of facts reasonably required respecting the Lease or Tenant's occupancy of the Leased Premises. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of all or any part of the Building. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified and that there are no uncured defaults in Landlord's performance hereunder.

	(c) Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant shall not be in default. Tenant shall, in the event any proceedings are brought to foreclose any such mortgage, attorn to the purchaser upon any such foreclosure and recognize such purchaser as the landlord under this Lease.

	Section 12.03. Lender's Rights. Landlord shall have the right, at any time and from time to time, to notify Tenant in writing that Landlord has placed a mortgage on the Building, specifying the identity of the Lender ("Lender"). Following receipt of such notice, Tenant agrees to give such Lender a copy of any notice of default served by Tenant on Landlord. Tenant further agrees that if Landlord fails to cure any default as provided in Section 13.03 herein, Lender shall have an additional thirty (30) days within which to cure such default; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Lender commences such performance within said thirty-day period and thereafter diligently completes the same.

ARTICLE 13 - DEFAULT AND REMEDY

	Section 13.01. Default. The occurrence of any of the following shall be deemed an "Event of Default":

	(a) Tenant shall fail to pay any Monthly Rental Installment or Additional Rent within five (5) days after the same shall be due and payable, or Tenant shall fail to pay any other amounts due Landlord from Tenant within ten (10) days after the same shall be due and payable.

	Landlord shall provide Tenant with a written courtesy notice of such default and Tenant shall have an additional five (5) days to cure such default before Landlord exercises its default remedies; provided, however, that Landlord shall not be required to give such courtesy notice more than one (1) time with respect to any particular default, nor more than two (2) times in any consecutive twelve (12) month period with respect to any payment defaults in the aggregate.

	(b) Tenant shall fail to perform or observe any term, condition, covenant or obligation as required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

	(c) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty
        (60) days thereafter); a petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant shall be insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

	Section 13.02. Remedies. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

	(a) Landlord may apply the security deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

	(b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (as determined by Landlord) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant's default ("Default Damages"), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, and brokers' and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

	(c) Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

	(d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

	(e) In addition to the defaults and remedies described above, the parties hereto agree that if Tenant defaults in the performance of any (but not necessarily the same) term or condition of this Lease three (3) or more times during any twelve (12) month period, regardless of whether such defaults are ultimately cured, then such conduct shall, at Landlord's option, represent a separate Event of Default. Tenant acknowledges that (i) Landlord will incur additional unanticipated costs as a result of such repetitive defaults, including but not limited to administrative costs and legal fees, and (ii) the purpose of this provision is to adequately compensate Landlord for those costs, which would be difficult to determine with certainty. Therefore, Tenant agrees to pay to Landlord upon a default under this habitual default provision the amount of One Thousand Dollars ($1,000.00) as liquidated damages to cure such default, payable within ten (10) days after written demand therefor to Tenant by Landlord.

	Section 13.03.  Landlord's Default and Tenant's Remedies.
        Landlord shall be in default if it shall fail to perform or observe any term, condition, covenant or obligation as required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord and to Lender, if any; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any rent due hereunder.

	Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord (whether compensatory or punitive in nature), Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment and that Landlord shall not be personally liable for any deficiency.

	The references to "Landlord" in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Building. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the "Landlord" named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations.

	Section 13.05. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall be construed to be a waiver thereof or affect its right thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

	Section 13.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for the attorneys' fees incurred thereby.

ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT

	Landlord shall have the right, at its option, upon at least one hundred twenty (120) days' prior written notice to Tenant, to relocate Tenant and to substitute for the Leased Premises other space in the Building or in the Park, containing at least as much rentable area as the Leased Premises. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal in quantity and quality to those in the Leased Premises. Landlord shall reimburse Tenant for all reasonable expenses incurred with and caused by such relocation (including telephone installation, moving of equipment and furniture, and printing of stationery with the Tenant's new address) within sixty (60) days following receipt from Tenant of invoices or receipts marked "paid in full." Landlord agrees to pay Tenant an additional Ten Thousand Dollars ($10,000.00) for the inconvenience to Tenant caused by such relocation. In no event shall Landlord be liable to Tenant for any consequential damages as a result of any such relocation, including, but not limited to, loss of business income or opportunity. Upon completion of the relocation, Landlord and Tenant shall amend this Lease to change the description of the Leased Premises and any other matters pertinent thereto.

ARTICLE 15 - NOTICE AND PLACE OF PAYMENT

	Section 15.01. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to (i) the party who is to receive such notice at the address specified in the Basic Lease Provisions and (ii) in the case of a default notice from Tenant to Landlord, any Lender designated by Landlord. When so mailed, the notice shall be deemed to have been given as of the date it was mailed. Either party may change its address by giving written notice thereof to the other party.

	Section 15.02. Place of Payment. All payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent at the address specified in the Basic Lease Provisions or any other address Landlord may specify from time to time by written notice to Tenant.

  ARTICLE 16 - TENANT'S RESPONSIBILITY REGARDING
ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.

	Section 16.01.  Definitions.

	a.	 "Environmental Laws" - All federal, state and municipal
        laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Federal Resource Conservation and Recovery Act; the Federal Toxic Substance Control Act; the Clean Air Act; the Clean Water Act; the rules and regulations of the Federal Environmental Protection Agency, or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

	b.	"Hazardous Substances" - Includes:

		(i)	Those substances included within the definitions of
                "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" in any of the Environmental Laws; and

		(ii)	Such other substances, materials and wastes which
                are or become regulated under applicable local, state or federal law, or which are classified as hazardous, toxic or infectious under present or future Environmental Laws or other federal, state, or local laws or regulations.

	Section 16.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises. Tenant shall promptly comply with any notice from any source issued pursuant to the Environmental Laws or with any notice from any insurance company pertaining to Tenant's use, occupancy, maintenance or alteration of the Leased Premises, whether such notice shall be served upon Landlord or Tenant.

	Section 16.03. Restrictions on Tenant. Tenant shall not cause or permit to occur:

	a.	Any violation of the Environmental Laws related to
        environmental conditions on, under, or about the Leased Premises, or arising from Tenant's use or occupancy of the Leased Premises, including, but not limited to, soil and ground water conditions.

	b.	The use, generation, release, manufacture, refining,
        production, processing, storage or disposal of any Hazardous Substances on, under, or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for general office use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

	Section 16.04.  Notices, Affidavits, Etc.

	a.	Tenant shall immediately notify Landlord of (i) any
        violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source.

	b.	Tenant shall execute affidavits, representations and the
        like from time to time, within five (5) days of Landlord's request therefor, concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

	Section 16.05.  Landlord's Rights.

	a.	Landlord and its agent shall have the right, but not the
        duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon at any time to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

	b.	If Landlord, any lender or governmental agency shall ever
        require testing to ascertain whether there has been a release of Hazardous Substances on, under or about the Leased Premises or a violation of the Environmental Laws, and such requirement arose in whole or in part because of an act or omission on the part of Tenant, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent.

	Section 16.06. Tenant's Indemnification. Tenant shall indemnify and hold harmless Landlord and Landlord's managing agent from any and all claims, loss, liability, costs, expenses or damage, including attorneys' fees and costs of remediation, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 16. The covenants and obligations of Tenant under this Article 16 shall survive the expiration or earlier termination of this Lease.

	Section 16.07. Landlord's Representation. Landlord represents to Tenant, to the best of its knowledge, that (i) prior to the date of this Lease, no spill, disposal or other release of any Hazardous Substances at, on, in or from the Leased Premises has occurred; (ii) there are no underground storage tanks on the Leased Premises; and
        (iii) Landlord is in compliance with all Environmental Laws.

	Notwithstanding anything contained in this Article 16 to the contrary, Tenant shall not have any liability under this Article 16 for or resulting from any conditions existing, or events occurring, or the presence, spill, disposal or other release of Hazardous Substances at, in, on, under, or from the Leased Premises or Building prior to the Commencement Date of this Lease except to the extent Tenant exacerbates the same and Landlord shall indemnify and hold harmless Tenant from any and all claims, loss, liability, costs, expenses or damage, including attorneys' fees and costs of remediation, incurred by Tenant in connection with the spill, disposal or other release of Hazardous Substances at, on, in or from the Leased Premises during the period of Landlord's ownership thereof (and prior to the Commencement Date) or Landlord's violation of any Environmental Laws.

ARTICLE 17 - MISCELLANEOUS

	Section 17.01. Benefit of Landlord and Tenant. This Lease and all of the terms and provisions hereof shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

	Section 17.02. Governing Law. This Lease shall be governed in accordance with the laws of the State of Ohio.

	Section 17.03.  Guaranty. [Intentionally Omitted]

	Section 17.04. Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; man-made or natural casualties; unusual weather conditions; acts or omissions of governmental or political bodies; or civil disturbances or riots.

	Section 17.05. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or the Building or with respect to the suitability or condition of any part thereof for the conduct of Tenant's business except as provided in this Lease.

	Section 17.06. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

	Section 17.07. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are those named in the Basic Lease Provisions and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. Each party shall indemnify and hold the other harmless from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

	Section 17.08. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein provided to be performed by Tenant, Tenant shall, at all times during the Lease Term, have the quiet enjoyment and peaceful possession of the Leased Premises without hindrance from Landlord or any persons lawfully claiming under Landlord, except as may be provided in Section 12.02 hereunder.


	Section 17.09. Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

	Section 17.10. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord within thirty
        (30) days following Landlord's request, a copy of Tenant's most recent financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant or an authorized officer or representative of Tenant who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

	Section 17.11. Tenant's Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is a corporation that is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Lease has been taken by Tenant; and (iii) the individual executing and delivering this Lease on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord's request, shall provide Landlord with evidence of such authority.

     Section 17.12. Representations and Indemnifications. Any representations and indemnifications of Landlord contained in the Lease shall not be binding upon (i) any mortgagee having a mortgage presently existing or hereafter placed on the Building, or (ii) a successor to Landlord which has obtained or is in the process of obtaining fee title interest to the Building as a result of a foreclosure of any mortgage or a deed in lieu thereof.

      Section 17.13. Agency Disclosure. Tenant acknowledges having reviewed the Agency Disclosure Statement and Tenant acknowledges that said Statement is signed and attached hereto and made a part hereof as Exhibit C. The broker identified as representing Landlord in Item J of Section 1.01 hereof, and its agents and employees, have represented only Landlord, and have not in any way represented Tenant, in the marketing, negotiation and completion of this lease transaction.

	Section 17.14. Additional Provisions. Additional provisions, if any, are attached hereto as an Addendum, the provisions of which are incorporated herein by reference. In the event of any inconsistencies between the provisions of this Lease and of the Addendum, the provisions of the Addendum shall control.

	Section 17.15.  Option to Extend.

	A.	Grant and Exercise of Option.  Provided that Tenant is not
        in default hereunder, Tenant shall have one (1) option to extend the original term of this Lease ("Original Term") for one (1) additional period of five (5) years (the "Extension Term"). The Extension Term shall be upon the same terms and conditions contained in the Lease for the Original Term except (i) Tenant shall not have any further option to extend and (ii) the Minimum Annual Rent shall be adjusted as set forth herein ("Rent Adjustment"). Tenant shall exercise such option by delivering to Landlord, no later than six (6) months prior to the expiration of the Original Term, written notice of Tenant's
        desire to extend the Original Term.   Tenant's failure to properly
        exercise such option shall waive it. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term.


	B. Market Rent Adjustment. The Minimum Annual Rent for the Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective new tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the Park, excluding free rent and other concessions; provided, however, that in no event shall the Minimum Annual Rent during the Extension Term be less than the highest Minimum Annual Rent payable during the Original Term. The Minimum Monthly Rent shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.


	Section 17.16. Right of First Refusal. Provided that (i) Tenant is not in default, (ii) the creditworthiness of Tenant is then acceptable to Landlord, and (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term to Landlord, and subject to any prior rights of other tenants to the Refusal Space, Tenant shall have the right of first refusal ("Refusal Option") to lease contiguous space in the Building crosshatched on the attached Exhibit D ("Refusal Space") as such space becomes available for leasing during the Lease Term. The term for the Refusal Space shall be coterminous with the Lease Term, provided, however, that the minimum term for the Refusal Space shall be three (3) years and the Lease Term shall be extended, if necessary, to be coterminous with the term for the Refusal Space. The Refusal Space shall be offered to Tenant at the rental rate and upon such other terms and conditions, excluding free rent and other concessions, as are then being offered by Landlord to a specific third party prospective tenant for such space, but in no event shall such rental rate be less than the then current rental rate under this Lease. In the event that the Refusal Space is not leased to the initial third party prospective tenant, then this Refusal Option shall remain in effect in the event of an offer to any other specific third party prospective tenant and the Refusal Space shall again be offered to Tenant in accordance herewith.

	Upon notification in writing by Landlord that the Refusal Space is available, Tenant shall have five (5) business days in which to notify Landlord in writing of its election to lease the Refusal Space at such rental rates described above, in which event this Lease shall be amended to incorporate such Refusal Space.

	In the event Tenant declines or fails to elect to lease the Refusal Space, then this Refusal Option shall automatically terminate and shall thereafter be null and void as to such space.

	It is understood and agreed that this Refusal Option shall not be construed to prevent any tenant in the Building from extending or renewing its lease.

	Section 17.17. Early Occupancy. Landlord hereby agrees that Tenant shall be allowed to take possession of the Leased Premises on or before June 25, 1997. All terms and conditions of this Lease will become effective upon Tenant taking possession of the Leased Premises, except for the payment of Minimum Annual Rent and Annual Rental Adjustment, which will commence on July 1, 1997.

	IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                                    LANDLORD:
WITNESSES:
                                    DUKE REALTY LIMITED PARTNERSHIP,
------------                        an Indiana limited partnership
------------
(Printed)                           By:  Duke Realty Investments,
                                    Inc., its General Partner
---------------------
---------------------               By: ROBERT FESSLER
                                        --------------
(Printed)                               Robert Fessler
                                        General Manager,
                                        Cincinnati Industrial



                                    TENANT:
WITNESSES:
                                    ACCESS CORPORATION, an Ohio
--------------------                corporation
--------------------
(Printed)                           By: -------------------

----------------------------        Printed:--------------------
----------------------------
(Printed)                           Title: ____________________



STATE OF OHIO		)
				) SS:
COUNTY OF HAMILTON	)

	Before me, a Notary Public in and for said County and State, personally appeared Robert Fessler, by me known and by me known to be the General Manager of Duke Realty Investments, Inc., an Indiana corporation, the general partner of Duke Realty Limited Partnership, an Indiana limited partnership, who acknowledged the execution of the foregoing "Office Lease" on behalf of said partnership.

        WITNESS my hand and Notarial Seal this ------ day of -------- , 1997.



                                              --------------------------------
						Notary Public

                                               -------------------------------
						(Printed Signature)

My Commission Expires:

My County of Residence:




STATE OF                )
	       ) SS:
COUNTY OF               )

     Before me, a Notary Public in and for said County and State, personally appeared _________________, by me known and by me known to be the ________________________, of Access Corporation, an Ohio corporation, who acknowledged the execution of the above and foregoing Lease Agreement for and on behalf of said corporation.

     WITNESS my hand and Notarial Seal this         day of
                             , 1997.


                                ------------------------------


                            				Notary Public

                                ------------------------------
                            				(Printed Signature)


                                My Commission Expires:

                                My County of Residence:


f:\realesta.te\spark-ky\leases\access.doc  06/12/97 4:31 PM





RULES AND REGULATIONS


	(These Rules and Regulations have been adopted for the purpose of insuring order and safety in the Building and of maintaining the rights of Lessee and of the Lessor.)

	1.	The sidewalks, entrances, driveways and roadways serving and adjacent to the Leased Premises, are the property of the Lessor, and shall not be obstructed or used for any purpose other than ingress and egress. The Lessor shall in all cases retain the right to control and prevent access to the Property, of all persons whose presence, in the judgment of the Lessor or its employees, shall be prejudicial to the safety, character, reputation or interests of the property or neighboring buildings.

	2.	No awnings or other projections shall be attached to the
        outside walls of the Building. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Lessor.

	3.	The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown herein. All damages resulting from any misuse of the fixtures shall be borne by the Lessee who, or whose sublessees, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

	4.	No Lessee shall mark, paint, drill into or in any way deface any part of the exterior Leased Premises or in the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Lessor and Lessor may direct.


	5.	No birds or animals of any kind shall be brought onto or
        kept in or about the Property, and no cooking shall be done or permitted by any Lessee on the Leased Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Lessees and their employees shall be permitted provided power shall not exceed that amount which can be provided by a 30-amp circuit. No Lessee shall cause or permit any unusual or objectionable odors to be produced or permeate outside the Leased Premises.

	6.	The Leased Premises shall not be used for manufacturing
        except for manufacturing of media and related purposes, unless the use conforms to the zoning applicable to the area and the Lessor provides written consent. No Lessee shall operate a business or an office in the Leased Premises for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a retail or wholesale store or general office, in contradiction to the permitted use in this Lease, without the express written consent of Lessor, not to be unreasonably withheld. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

	7.	No Lessee  shall make, or permit to be made, any noise which may disturb or interfere with occupants of neighboring buildings whether by the use of any musical instrument, radio, phonograph, unusual noise or in any other way.

	8.	No Lessee, sublessee or assignees nor any of its servants,
        employees, agents, visitors or licensees shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance, other than that which is ordinary and necessary for the Lessee's use of the Leased Premises, as contemplated herein.

	9.	Each Lessee must upon the termination of its tenancy,
        deliver to the Lessor all keys to the offices, storage rooms, toilet rooms, either furnished to, or otherwise procured by, such Lessee.

	10.	All persons employed by any Lessee to do work upon the
        Leased Premises, while in the Building and outside of the Leased Premises, shall be subject to and under the control and direction of the Lessee, and Lessee shall be responsible for all acts of such persons.

	11.	Canvassing, soliciting and peddling in the adjacent
        buildings are prohibited, and each Lessee shall report and otherwise cooperate to prevent the same.

	12.	Lessee agrees that it shall not discriminate upon the basis
        of race, color, religion, sex or national origin in the use and occupancy or in any sublease or subletting of the Leased Premises.


	13.	No outside storage is permitted including without limitation the storage of trucks and other vehicles.

	14.	The Lessor reserves the right to reasonably rescind, modify
        or supplement any of these rules and to make such other and further reasonable rules and regulations which, in the Lessor's judgment may from time to time be necessary for the safety and cleanliness of the Leased Premises, and for the assurance of good order therein.
        Lessor agrees to provide Lessee with a copy of said rules which shall be deemed a part of this Lease.

Anything contained in these Rules and Regulations which is contrary to or inconsistent with any express provision of the Lease shall be void and of no force and effect.